Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, in his capacity as an officer of Stater Bros. Holdings Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

•	the Quarterly Report of the Company on Form 10-Q for the period ended March 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Company.
Date: May 13, 2014

/s/ Jack H. Brown
Jack H. Brown Chairman, President, and Chief Executive Officer (Principal Executive Officer)
May 13, 2014

/s/ David J. Harris
David J. Harris Executive Vice President – Finance and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)
May 13, 2014